UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2006

ARTISTdirect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30063	95-4760230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1601 Cloverfield Boulevard, Suite 400 South
Santa Monica, California		90404-4082
(Address of principal executive offices)		(Zip Code)

(310) 956-3300
(Registrant’s telephone number, including area code)

10900 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On March 29, 2006, the Board of Directors (the “Board”) of ARTISTdirect, Inc. (the “Registrant”) approved a compensation package for Board services provided by outside directors during fiscal 2006. The compensation package was recommended and approved by the Compensation Committee of the Board. The current outside directors of the Board are as follows:  Frederick W. Field (Chairman), Teymour Boutros-Ghali, Eric Pulier, Fred Davis (member of Compensation Committee), James Lane (member of Audit Committee) and Dimitri Villard (member of Audit Committee and Compensation Committee). A copy of the compensation package approved by the Board is attached to this Current Report as Exhibit 10.1.

Item 8.01.              Other Events.

On March 29, 2006, the Board also approved a cash payment of $50,000 to each of James Lane and Dimitri Villard for services rendered as “independent” directors in fiscal 2005. The cash payment to the “independent” directors was recommended and approved by the Compensation Committee of the Board. As the Registrant’s stock is traded on the OTC Bulletin Board, the Registrant has chosen to use the definition of “independent” under the listing standards of the American Stock Exchange.

Item 9.01.              Financial Statements and Exhibits.

 (d)          Exhibits.

A list of exhibits required to be filed as part of this Current Report is set forth under the “Exhibit Index,” which is set forth below and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISTdirect, Inc.
(Registrant)

Date: April 4, 2006
	By:	/s/ ROBERT N. WEINGARTEN

	Name:	Robert N. Weingarten

	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

10.1	Fiscal 2006 Board of Directors Compensation